Exhibit 99.1

FOR INFORMATION CONTACT:
Elisha Finney (650) 424-6803
elisha.finney@varian.com

Spencer Sias (650) 424-5782
spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Strong Growth in Net Orders, Revenues,
and Backlog for Fourth Quarter of Fiscal Year 2007

Net earnings were $0.61 per diluted share for the fourth quarter and $1.83 for fiscal year

PALO ALTO, Calif., Oct. 24, 2007 - Varian Medical Systems (NYSE:VAR) today is reporting strong growth in revenues, net orders, and backlog for the fourth quarter of fiscal 2007. Net earnings for the fourth quarter were $0.61 per diluted share versus $0.62 per diluted share in the year-ago quarter when the company had an $0.08 per diluted share benefit from discrete tax events and discontinued operations. Net earnings for the full fiscal year 2007 were $1.83 per diluted share versus $1.81 per diluted share for fiscal 2006 when the company had a $0.16 per diluted share benefit from discrete tax events and discontinued operations. Acquisitions of the ACCEL proton therapy and Bio-Imaging Research (BIR) businesses reduced net earnings per diluted share by $0.02 for the quarter and by $0.06 for the year.

Compared to the same period last fiscal year, fourth-quarter revenues grew 15 percent to $522 million and net orders rose 17 percent to $640 million. Fiscal year 2007 revenues grew 11 percent to $1.8 billion and net orders rose 14 percent to $2.1 billion versus fiscal 2006 results. The fiscal 2007 year-ending backlog, including acquisitions, increased to $1.7 billion, up 21 percent from the total at the end of the previous fiscal year.

“Our company finished fiscal year 2007 on a strong note with significant gains in our Oncology Systems business, continued rapid growth in our X-Ray Products business, and a surge in our Security and Inspections Products business,” said Tim Guertin, CEO of Varian Medical Systems. “We boosted our operating earnings in the fourth quarter by 16 percent. To give a clearer picture of our core business performance on an apples-to-apples basis, excluding acquisitions in fiscal 2007 and discrete tax events and discontinued operations in fiscal 2006, net earnings per diluted share grew by 17 percent for the fourth quarter and by 15 percent for fiscal 2007.”

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Varian Medical Systems Reports Solid Growth in Net Orders, Revenues, and Backlog for Fourth Quarter of Fiscal Year 2007	Page 2

The company ended the year with $263 million in cash and $90 million of debt. During the quarter, the company spent $85 million to repurchase 2 million shares of common stock, leaving a balance of 11 million shares in its existing repurchase authorization. The company purchased 7 million shares during the fiscal year. This reduced average diluted shares outstanding versus the year-ago fourth quarter by 6 million to 128 million diluted shares. The company ended the quarter with days sales outstanding of 88, an improvement of six days from the year-ago quarter.

Oncology Systems
Oncology Systems’ fourth quarter revenues totaled $428 million, up 12 percent from the same period last fiscal year. Oncology revenues for the fiscal year were $1.4 billion, up 8 percent from the fiscal year 2006 total.

Fourth-quarter net orders were $522 million, up 11 percent from the same period last year with 3 percent growth in North America, where orders grew 25 percent in the year-ago quarter, and 27 percent in international markets, where orders declined by 4 percent in the year-ago quarter. Total net orders for the fiscal year rose to $1.6 billion, up 7 percent from fiscal year 2006, with 5 percent growth in North America and 9 percent growth in international markets.

“This was another solid quarter for our Oncology Systems business,” said Guertin. “After a slow first half where this business only grew orders 2 percent, Oncology orders grew 11 percent in the second half. We continued to make excellent progress in the deployment of products for image-guided radiotherapy and radiosurgery.” As of the end of the fourth quarter, the company had more than 630 installations of its On-Board Imager (OBI) device for image-guided treatments complete or in progress. Orders for OBI upgrades accelerated during the quarter.

X-Ray Products
Fourth quarter revenues for the X-Ray Products business were $66 million, up 12 percent from the year-ago quarter, and revenues for the full fiscal year were $257 million, up 13 percent from the fiscal year 2006 total. Compared to corresponding periods in fiscal year 2006, X-Ray Products’ fourth quarter net orders rose 16 percent to $79 million and fiscal year net orders rose 13 percent to $273 million.

X-Ray Products grew revenues and net orders in both X-ray tube and flat panel imaging detector product lines. A larger proportion of high-power X-ray tubes and flat panel imagers contributed to increased operating earnings for this business for both the fourth quarter and the fiscal year. Flat panel imaging detectors for filmless X-rays comprised more than 25 percent of the revenues for this business for the quarter and the year.

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Varian Medical Systems Reports Solid Growth in Net Orders, Revenues, and Backlog for Fourth Quarter of Fiscal Year 2007	Page 3

Other
The company’s Other category, which is comprised of Security and Inspection Products and its new BIR business, ACCEL, and the Ginzton Technology Center, recorded fourth quarter revenues of $28 million, up $16 million or 130 percent from the year-ago period. Revenues for the fiscal year totaled $79 million, up $45 million or 135 percent from fiscal year 2006. Fourth-quarter net orders in this category were $38 million, up $31 million or 434 percent from the year-ago quarter. Net orders for fiscal year 2007 were $166 million, up $124 million or 292 percent from fiscal year 2006, including $50 million in acquired backlog from ACCEL and BIR. Fourth-quarter net orders grew strongly due to robust demand for our security and inspection products.

“We have more than doubled orders in our security business in the last year with the help of the BIR acquisition,” Guertin said. “The security business accelerated significantly in the second half of this year and we believe that it can make a sustained contribution to improved revenues and profitability for the company in the coming years.”

The company finalized its purchase price allocation for the acquisition of ACCEL in the fourth quarter and recorded an additional $36 million of goodwill and accrued liabilities. This adjustment resulted from completing the cost estimate associated with pre-acquisition contingent liabilities related to commissioning a proton therapy system at a site in Munich.

Outlook
“Our strong finish in fiscal year 2007 together with important product developments that we are announcing next week at the meeting of the American Society of Therapeutic Radiologists and Oncologists position the company for growth in fiscal year 2008,” Guertin said. “We believe that for the first quarter of fiscal year 2008 total company revenues should increase by 12 to 13 percent over the prior year, and that net earnings should be in the range of $0.39 to $0.40 per diluted share. For the full fiscal year 2008, we expect that company revenues should increase by 10 to 11 percent over the fiscal 2007 total, and that net earnings should be in the range of $2.04 to $2.06 per diluted share.”

Investor Conference Call
Varian Medical Systems is scheduled to conduct its fiscal year 2007 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com where it will be archived for a year. To access the call via telephone, dial 1-800-573-4754 from inside the U.S. or 1-617-224-4325 from outside the U.S. and enter confirmation code 90267903. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S. or 1-617-801-6888 from outside the U.S. and entering confirmation code 57025018. The telephone replay will be available through 5 p.m. PT, October 26, 2007.
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Varian Medical Systems Reports Solid Growth in Net Orders, Revenues, and Backlog for Fourth Quarter of Fiscal Year 2007	Page 4

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Varian Medical Systems, Inc., of Palo Alto, California, is the world’s leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, proton therapy, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 4,500 people who are located at manufacturing sites in North America and Europe and approximately 60 sales and support offices around the world. For more information, visit http://www.varian.com.

Note regarding reconciliation:
For comparison purposes, the company makes reference to net earnings per diluted share results in the fourth quarters and full fiscal years 2006 and 2007 that are not consistent with accounting principles generally accepted in the United States (GAAP). These results are reflected and reconciled to GAAP in the table below. The company references these results to allow a better comparison between ongoing operations in the current and prior periods. The company’s reference to these results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP.

	Q407	Q406	%Change	FY07	FY06	%Change
EPS	$0.61	$0.62	-	$1.83	$1.81	-
ACCEL/BIR (1)	$0.02	-	-	$0.06	-	-
Tax/Disc Op (2)	-	($0.08)	-	-	($0.16)	-
Proforma EPS	$0.63	$0.54	17.0%	$1.89	$1.65	15.0%

(1)	Represents fiscal year 2007 revenues and expenses associated with ACCEL Instruments GmbH and Bio-Imaging Research, Inc., which were acquired in fiscal year 2007.
(2)
Represents fiscal year 2006 one-time tax benefits from the repatriation of foreign earnings under the Jobs Creation Act of 2004 and a deferred tax asset adjustment and an amount related to the release of a reserve for certain contingencies associated with the sale of the company’s Electron Device Business in 1995.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including growth drivers; the company’s orders, revenues, backlog, or earnings growth; future financial results; market acceptance of or transition to new products or technology such as image-guided radiation therapy (IGRT), stereotactic radiosurgery, filmless X-rays, proton therapy, and security and inspection, and any statements using the terms “should,” “believe,” “expect,” “approach,” “anticipate,” “estimate,” “are confident” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company’s products; the company’s ability to develop and commercialize new products; the company’s ability to meet demand for manufacturing capacity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by sole purchasers of certain X-ray tubes; the company’s ability to maintain or increase operating margins; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the effect of changes in accounting principles; the company’s ability to meet Food and Drug Administration and other regulatory requirements for product clearances or to comply with Food and Drug Administration and other regulatory regulations or procedures; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company’s business; the possibility that material product liability claims could harm future revenues or require the company to pay uninsured claims; the effect of environmental claims and expenses; the company’s ability to protect the company’s intellectual property; the impact of managed care initiatives, other health care reforms, and/or third-party reimbursement levels on capital expenditures for cancer care; the potential loss of key distributors or key personnel; consolidation in the X-ray tubes market; the risk of operations interruptions due to terrorism, disease (such as Severe Acute Respiratory Syndrome and Avian Influenza) or other events beyond the company’s control; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Solid Growth in Net Orders, Revenues, and Backlog for Fourth Quarter of Fiscal Year 2007	Page 5

Varian Medical Systems, Inc. and Subsidiaries Condensed Consolidated Statements of Earnings (Unaudited)

(Dollars and shares in millions, except per share amounts)	Q4 QTR 2007	Q4 QTR 2006	Q4 YTD 2007	Q4 YTD 2006
Net orders	$639.8	545.1	2,074.9	1,819.5
Oncology Systems	522.3	469.6	1,636.0	1,534.9
X-Ray Products	79.2	68.3	272.6	242.2
Other	38.3	7.2	166.3	42.4
Order backlog	$1,698.9	1,400.6	1,698.9	1,400.6
Revenues	$522.4	454.0	1,776.6	1,597.8
Oncology Systems	427.7	382.6	1,440.3	1,335.9
X-Ray Products	66.2	59.0	257.4	228.3
Other	28.5	12.4	78.9	33.6
Cost of revenues (1)	$303.7	263.2	1,042.1	934.5
Gross margin	218.7	190.8	734.5	663.3
As a percent of revenues	41.9%	42.0%	41.3%	41.5%
Operating expenses
Research and development (1)	32.8	27.7	117.4	100.4
Selling, general and administrative (1)	73.3	65.7	281.9	253.5
Operating earnings	112.6	97.4	335.2	309.4
As a percent of revenues	21.5%	21.4%	18.9%	19.4%
Interest income, net	1.2	2.5	7.3	9.3
Earnings from continuing operations before taxes	113.8	99.9	342.5	318.7
Taxes on earnings (1),(2)	35.1	19.0	103.0	75.1
Earnings from continuing operations	78.7	80.9	239.5	243.6
As a percent of revenues	15.1%	17.8%	13.5%	15.2%
Earnings from discontinued operations - net of taxes (3)	-	1.5	-	1.5
Net earnings (1), (2)	$78.7	82.4	239.5	245.1

Net earnings per share - basic: (1), (2)
Continuing operations	$0.63	0.62	1.88	1.86
Discontinued operations	-	0.01	-	0.01
Net earnings per share	$0.63	0.63	1.88	1.87
Net earnings per share - diluted: (1), (2)
Continuing operations	$0.61	0.61	1.83	1.80
Discontinued operations	-	0.01	-	0.01
Net earnings per share	$0.61	0.62	1.83	1.81

Shares used in the calculation of net earnings per share:
Average shares outstanding - basic	125.4	129.9	127.4	131.0
Average shares outstanding - diluted	128.0	134.0	130.6	135.4

(1)	Includes amounts for total share-based compensation expense and its related tax benefits.
(2)	Includes a tax benefit related to the repatriation of foreign earnings and a deferred tax asset adjustment.
(3)	Amount represents the release of a reserve for certain contingencies associated with the sale of our Electron Device Business in 1995.
(in millions, except per share amounts)	Q4 QTR 2007	Q4 QTR 2006	Q4 YTD 2007	Q4 YTD 2006
Costs of revenues	$2.0	1.9	8.0	6.7
Research & development	1.2	1.1	5.0	4.3
Selling, general & administrative	7.9	7.4	31.9	29.4
Total SFAS 123R	11.1	10.4	44.9	40.4
Taxes on earnings SFAS 123R	(3.7)	(3.5)	(15.2)	(13.8)
Taxes on earnings - repatriation	--	(1.8)	--	(12.0)
Taxes on earnings - deferred tax asset adjustment	--	(7.2)	--	(7.2)
Earnings from discontinued operations - net of taxes	--	(1.5)	--	(1.5)
Net earnings	$7.4	(3.6)	29.7	5.9
Net earnings per diluted share - share-based compensation expense, discrete tax items and discontinued operations	$0.06	(0.03)	0.23	0.04
Net earnings per diluted share - excluding share-based compensation expense, discrete tax items and discontinued operations	$0.67	0.59	2.06	1.85

Varian Medical Systems Reports Solid Growth in Net Orders, Revenues, and Backlog for Fourth Quarter of Fiscal Year 2007	Page 6

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(In thousands)	September 28, 2007 (Unaudited)	September 29, 2006
Assets
Current assets
Cash and cash equivalents	$263,246	$272,508
Short-term marketable securities	-	93,599
Accounts receivable, net	507,040	471,820
Inventories	233,743	189,653
Deferred tax assets and other	156,200	128,469
Total current assets	1,160,229	1,156,049

Property, plant and equipment	386,531	319,028
Accumulated depreciation and amortization	(214,877)	(188,710)
Property, plant and equipment, net	171,654	130,318

Goodwill	205,553	121,389
Other assets	146,939	103,995
Total assets	$1,684,375	$1,511,751

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$92,600	$77,985
Accrued expenses	299,052	265,750
Deferred revenues	101,839	117,813
Product warranty	51,290	42,992
Advance payments from customers	186,936	131,462
Short-term borrowings	41,000	-
Current maturities of long-term debt	8,970	7,954
Total current liabilities	781,687	643,956
Other long-term liabilities	40,847	21,186
Long-term debt	40,386	49,356
Total liabilities	862,920	714,498

Stockholders’ Equity
Common stock	125,215	129,721
Capital in excess of par value	311,411	265,214
Retained earnings and accumulated other comprehensive loss	384,829	402,318
Total stockholders’ equity	821,455	797,253
Total liabilities and stockholders’ equity	$1,684,375	$1,511,751